Exhibit 10.1

Execution Version

REFINANCING AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 14, 2017 (this “Refinancing Amendment”), is made and entered into by and among Endurance International Group Holdings, Inc., a Delaware corporation (“Holdings”), EIG Investors Corp., a Delaware corporation (the “Borrower”), each of the entities listed under the caption “Refinancing Lenders” on the signature pages hereto (each, a “Refinancing Lender” and, collectively the “Refinancing Lenders”) and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (solely in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 25, 2013, among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent, as amended by the Revolving Facility Amendment to Third Amended and Restated Credit Agreement, dated as of February 9, 2016, among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent, and as further amended by the Incremental Term Loan Amendment to Third Amended and Restated Credit Agreement, dated as of February 9, 2016, among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent (as further amended, supplemented or otherwise modified and as in effect immediately prior to the Refinancing Closing Date (as defined below), the “Credit Agreement”);

WHEREAS, capitalized terms used but not defined herein shall have the meaning assigned in the Credit Agreement;

WHEREAS, subject to the terms and conditions of the Credit Agreement, and pursuant to Section 2.21 of the Credit Agreement, the Borrower has requested that (a) the Refinancing Lenders make Term Loans in an aggregate principal amount of $1,697,250,000.00 for the purposes of refinancing (x) all of the outstanding Fifth Amendment Incremental Term Loans under the Credit Agreement and (y) all of the outstanding Third Amendment Term Loans under the Credit Agreement (the “Refinancing”), and the Refinancing Lenders are willing to provide such Term Loans on the terms and conditions set forth in this Refinancing Amendment and (b) the Credit Agreement be amended in the manner provided herein (the transactions described in this paragraph, collectively, the “Transactions”);

WHEREAS, the Refinancing Lenders are willing to provide the Refinancing Loans (as defined below) to the Borrower on the Refinancing Closing Date (as defined below) and the parties hereto wish to amend the Credit Agreement, in each case on the terms and subject to the conditions set forth herein and in the Credit Agreement; and

WHEREAS, in connection with the making of the Refinancing Loans on the Refinancing Closing Date, it is expected that the Refinancing Arrangers (as defined below) will fund the making of the Replacement Loans (as defined below) in cash and that the Refinancing Loans that are not Replacement Loans will, at the option of the applicable Refinancing Lender, be made either in cash or on a cashless settlement basis pursuant to a cashless settlement letter agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1. Each Refinancing Lender hereby commits, severally and not jointly, to provide Term Loans (the “Refinancing Loans”) to the Borrower on the Refinancing Closing Date in an aggregate principal amount equal to the amount of such Refinancing Lender’s Term Commitment set forth opposite such Refinancing Lender’s name on Schedule I attached hereto, on the terms set forth herein and in the Credit Agreement (as amended hereby), and subject to the conditions set forth below. The Refinancing Loans are “Other Term Loans” as contemplated by Section 2.21 of the Credit Agreement and shall be deemed to be “Term Loans” as defined in the Credit Agreement (as amended hereby) for all purposes of the Credit Agreement and the other Loan Documents having terms and provisions identical to those applicable to the Term Loans outstanding on the date hereof immediately prior to the Refinancing Closing Date (the “Existing Term Loans”) except as otherwise set forth in this Refinancing Amendment.

2. Each Refinancing Lender (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Refinancing Amendment and make a Refinancing Loan, have been made available to such Refinancing Lender; (ii) agrees that it will, independently and without reliance upon (x) the Administrative Agent, (y) any of Credit Suisse Securities (USA) LLC, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc., Jefferies Finance LLC or SG Americas Securities, LLC (in each case, together with their respective affiliates that they act through as they deem appropriate) in their capacities as joint lead arrangers and/or joint bookrunners with respect to this Refinancing Amendment (collectively, the “Refinancing Arrangers”), or (z) any other Lender or agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Refinancing Amendment; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the Refinancing Closing Date such Refinancing Lender shall be a “Lender” and an “Additional Term Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and an Additional Term Lender thereunder.

3. Each of the Refinancing Lenders (which, upon the consummation of the Refinancing, collectively shall constitute the Required Lenders) hereby (x) agrees to make its respective Refinancing Loans on the terms and conditions set forth in this Refinancing Amendment and (y) approves the amendments set forth in this Refinancing Amendment:

(a) Amortization of Term Loans. Section 2.10(a) and Section 2.10(b) of the Credit Agreement are hereby amended to read in their entirety as follows:

“Section 2.10. Amortization of Term Loans.

(a) Subject to adjustment pursuant to paragraph (c) of this Section 2.10, the Borrower hereby agrees to repay Term Borrowings on the last day of each March, June, September and December (commencing on June 30, 2017) in the principal amount of Term Loans as follows; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day:

PAYMENT DATE	AMORTIZATION PAYMENT
June 30, 2017	$8,486,250
September 30, 2017	$8,486,250
December 31, 2017	$8,486,250
March 31, 2018	$8,486,250
June 30, 2018	$8,486,250
September 30, 2018	$8,486,250
December 31, 2018	$8,486,250
March 31, 2019	$8,486,250
June 30, 2019	$8,486,250
September 30, 2019	$8,486,250
December 31, 2019	$8,486,250
March 31, 2020	$8,486,250
June 30, 2020	$8,486,250
September 30, 2020	$8,486,250
December 31, 2020	$8,486,250
March 31, 2021	$8,486,250
June 30, 2021	$8,486,250
September 30, 2021	$8,486,250
December 31, 2021	$8,486,250
March 31, 2022 June 30, 2022 September 30, 2022 December 31, 2022	$8,486,250 $8,486,250 $8,486,250 $8,486,250
Term Maturity Date	Remainder

(b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.”

(b) Borrowing; Applicable Rate. The Refinancing Loans shall be made as a single Borrowing on the Refinancing Closing Date. The “Applicable Rate” as defined in the Credit Agreement with respect to the Refinancing Loans shall be a percentage per annum equal to, for any day, (i) 3.00% in the case of ABR Loans and (ii) 4.00% in the case of Eurodollar Loans. Unless previously terminated, the commitments of the Refinancing Lenders pursuant to Section 1 shall terminate upon the making of the Refinancing Loans on the Refinancing Closing Date.

(c) Original Issue Discount. Refinancing Loans will be funded to the Borrower on the Refinancing Closing Date net of a discount equal to 0.25% of the principal amount thereof; provided further that the Refinancing Lenders may determine that, in lieu of the Refinancing Loans being issued at a discount, the Borrower shall pay upfront fees to such Refinancing Lenders in the aggregate amount of 0.25% of the principal amount of the Refinancing Loans on the Refinancing Closing Date (or a combination of such discount and/or upfront fees not to exceed 0.25% in the aggregate may be required, as determined and notified by such Refinancing Lenders to the Borrower prior to the Refinancing Closing Date).

As used herein, “Replacement Loans” means (i) Refinancing Loans funded by a Refinancing Lender that does not, or fronted by a Refinancing Lender on behalf of a Person that does not, own Existing Term Loans and (ii) Refinancing Loans funded by a Refinancing Lender that does, or fronted by a Refinancing Lender on behalf of a Person that does, own Existing Term Loans and whose Existing

Term Loans are in a principal amount less than the principal amount of such Refinancing Loans so funded by or fronted for it, but only to the extent of the portion of such Refinancing Loans referred to in this clause (ii) in excess of such Existing Term Loans.

(d) Repricing Soft-Call Premium. In the event that, on or prior to the six month anniversary of the Refinancing Closing Date, the Borrower (x) makes any prepayment of Term Loans in connection with any Repricing Transaction or (y) effects any amendment of the Credit Agreement (as amended hereby) resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (I) a prepayment premium of 1.00% of the principal amount of the Term Loans being prepaid in connection with such Repricing Transaction and (II) in the case of clause (y), an amount equal to 1.00% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such amendment.

(e) Repayment of Existing Term Loans. The Existing Term Loans, together with any accrued interest and other amounts owing with respect thereto, shall be repaid or paid, as applicable, with the proceeds of the Refinancing Loans, together with cash on hand of the Borrower, immediately following the funding of the Refinancing Loans on the Refinancing Closing Date.

(f) Other Terms and Conditions. Annex I hereto sets forth additional terms, conditions and agreements applicable to this Refinancing Amendment and the Refinancing Loans. The date on which (x) the Administrative Agent shall have received a counterpart signature page of this Refinancing Amendment duly executed by Holdings, the Borrower, each other Loan Party (as to the Acknowledgement (as defined in Annex I)), the Refinancing Lenders and the Administrative Agent and (y) the conditions specified in Section II of Annex I are satisfied (or waived in accordance with Section 4) shall be referred to as the “Refinancing Closing Date”.

(g) Additional Amendments. Subject to the occurrence of the Refinancing Closing Date and the consummation of the Refinancing, and in accordance with Section 2.21 of the Credit Agreement, the Borrower, the Administrative Agent and the Refinancing Lenders hereby agree that the Credit Agreement is amended as set forth above and as follows:

(i) Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order:

“Sixth Amendment” means the Refinancing Amendment to this Agreement, dated as of June 14, 2017, by and among Holdings, the Borrower, each other Loan Party, each Lender party thereto and the Administrative Agent.

“Sixth Amendment Effective Date” has the meaning assigned to “Refinancing Closing Date” in the Sixth Amendment.

“Sixth Amendment Refinancing Term Loans” means the Other Term Loans made on the Sixth Amendment Effective Date pursuant to the Sixth Amendment.

“Sixth Amendment Joint Bookrunner” means each of Jefferies Finance LLC and SG Americas Securities, LLC, in its capacity as a joint bookrunner with respect to the Sixth Amendment and the Term Loans incurred thereunder.

“Sixth Amendment Joint Lead Arranger” means each of Credit Suisse Securities (USA) LLC, Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc. in its

capacities as a joint lead arranger and joint bookrunner with respect to the Sixth Amendment and the Term Loans incurred thereunder.

(ii) The definition of “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended by deleting subclause (i) of clause (c) of the proviso therein and inserting “(i) in the case of Term Loans, the Term Maturity Date” in lieu thereof.

(iii) The definition of “Joint Bookrunner” in Section 1.01 of the Credit Agreement is hereby amended by deleting the proviso therein and inserting “provided that on and after the Sixth Amendment Effective Date, the “Joint Bookrunners” shall also include the Sixth Amendment Joint Lead Arrangers and the Sixth Amendment Joint Bookrunners” in lieu thereof.

(iv) The definition of “Joint Lead Arranger” in Section 1.01 of the Credit Agreement is hereby amended by deleting the proviso therein and inserting “provided that on and after the Sixth Amendment Effective Date, the “Joint Lead Arrangers” shall also include the Sixth Amendment Joint Lead Arrangers” in lieu thereof.

(v) The definition of “Term Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows: “Term Maturity Date” means February 9, 2023 (or, with respect to any Term Lender that has extended the maturity date of its Term Loans pursuant to Section 2.21(b), the extended maturity date as set forth in the Extension Notice delivered by the Borrower and such Term Lender to the Administrative Agent pursuant to Section 2.21(b))”.

(vi) Section 2.20(a)(ii) of the Credit Agreement is hereby amended by:

A.	deleting clause (D) of the first proviso therein and inserting “(D) (i) the maturity date of Incremental Term Facility shall not be earlier than the latest Term Maturity Date and (ii) the Weighted Average Life to Maturity of the Term Loans incurred pursuant to such Term Commitment Increase shall not be shorter than the remaining Weighted Average Life to Maturity of the Sixth Amendment Refinancing Term Loans,” in lieu thereof; and

B.

deleting clause (E) of the first proviso therein and inserting “(E) the interest rate margins and, subject to clause (D), the amortization schedule for any Incremental Term Facility shall be determined by the Borrower and the Additional Term Lenders thereunder; provided that in the event that the interest rate margins for any Incremental Term Facility are higher than the interest rate margins for the Sixth Amendment Refinancing Term Loans by more than 50 basis points, then the interest rate margins for the Sixth Amendment Refinancing Term Loans shall be increased to the extent necessary so that such interest rate margins are equal to the interest rate margins for such Incremental Term Facility minus 50 basis points; provided, further, that, in determining the interest rate margins applicable to each of such Incremental Term Facility and the Sixth Amendment Refinancing Term Loans (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID for purposes of this determination) payable by the Borrower to the applicable Term Lenders or any Additional Term Lenders in the initial primary syndication thereof (with OID being equated to interest based on assumed four-year life to maturity) shall be included, (y) customary arrangement or commitment fees payable to the Joint Bookrunners (or their Affiliates) in connection with this Agreement or to one or more arrangers (or their Affiliates) of any Incremental Term Facility shall be excluded and (z) if such Incremental Term Facility includes an interest rate floor greater than the interest rate floor applicable to the Sixth Amendment Refinancing Term Loans, such increased amount shall be equated to interest margin for purposes of determining whether an increase to the applicable interest margin for the Sixth Amendment Refinancing Term Loans shall be required, to the extent an increase in the interest rate floor in the Sixth Amendment Refinancing Term Loans would cause an increase in the interest rate then in effect, and in such case the interest rate floor (but not the interest rate margin) applicable to the Sixth Amendment Refinancing Term Loans shall be increased by such increased amount” in lieu thereof.

(vii) Section 6.01(a)(viii) of the Credit Agreement is hereby amended by deleting each reference to “later of the latest Term Maturity Date and the latest Fifth Amendment Incremental Term Loan Maturity Date” therein and inserting “Term Maturity Date” in lieu thereof.

(h) Credit Agreement Governs. Except as set forth in this Refinancing Amendment (including Annex I hereto), the Refinancing Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

(i) Certifications. By its execution of this Refinancing Amendment, the undersigned officer on behalf of Holdings and the Borrower certifies that:

(i) the representations and warranties of each Loan Party set forth in the Loan Documents are and shall be true and correct in all material respects on and as of the Refinancing Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are and shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to materiality, “Material Adverse Effect” or similar language is and shall be true and correct in all respects on the Refinancing Closing Date or on such earlier date, as the case may be; and

(ii) at the time of and immediately after giving effect to the Refinancing Loans, no Default or Event of Default shall have occurred and be continuing.

(j) Notices. For purposes of the Credit Agreement, the initial notice address of each Refinancing Lender shall be as set forth below its signature below.

(k) Tax Forms. Each Refinancing Lender shall have delivered to the Administrative Agent and the Borrower such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Refinancing Lender may be required to deliver to Administrative Agent and the Borrower pursuant to Section 2.17(e) of the Credit Agreement.

(l) Recordation of the Refinancing Loans. Upon execution and delivery hereof, and the funding of the Refinancing Loans, the Administrative Agent will record in the Register the Refinancing Loans made by each Refinancing Lender.

(m) Borrower Consent to Assignments. Pursuant to Section 9.04(b)(i)(A) of the Credit Agreement (as amended hereby), no consent of the Borrower shall be required for an assignment by any Refinancing Arranger (or its Affiliate) to the extent that an assignment by such Refinancing Arranger (or such Affiliate) is made in the primary syndication of the Refinancing Loans to Eligible Assignees to whom the Borrower has consented or to any other Refinancing Arranger (or its Affiliate).

4. Amendment, Modification and Waiver. This Refinancing Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

5. Entire Agreement. This Refinancing Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

6. Expenses; Indemnity; Damage Waiver. Sections 9.03(a), (b), (d) and (e) of the Credit Agreement are hereby incorporated, mutatis mutandis, by reference as if such sections were set forth in full herein. The terms and conditions of Sections 9.03(a), (b), (d) and (e) of the Credit Agreement shall apply, mutatis mutandis, to each Refinancing Arranger, in its capacity as such, as if each reference to the Administrative Agent under the Credit Agreement were a reference to such Refinancing Arranger hereunder, including, for the avoidance of doubt, liabilities, losses, damages, claims, costs, expenses and disbursements arising out of the arrangement and syndication of the Refinancing Loans; provided that, notwithstanding anything else therein, such expense reimbursement provisions of Section 9.03(a) of the Credit Agreement shall only apply as provided hereinabove if the Refinancing Closing Date occurs.

7. Governing Law; Jurisdiction; Waiver of Objection to Venue and Forum Non-Conveniens; Consent to Service of Process.

(a) This Refinancing Amendment shall be construed in accordance with and governed by the laws of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Refinancing Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent or any Refinancing Lender may otherwise have to bring any action or proceeding relating to this Refinancing Amendment against Holdings or the Borrower or their respective properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Refinancing Amendment in any court referred to in Section 7(b) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Refinancing Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in any Loan Document will affect the right of any party to this Refinancing Amendment to serve process in any other manner permitted by law.

8. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REFINANCING AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS REFINANCING AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9. Severability. Any term or provision of this Refinancing Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Refinancing Amendment or affecting the validity or enforceability of any of the terms or provisions of this Refinancing Amendment in any other jurisdiction. If any provision of this Refinancing Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

10. Counterparts. This Refinancing Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Refinancing Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

11. Loan Document. This Refinancing Amendment constitutes a “Refinancing Amendment” and a “Loan Document”, each as defined in the Credit Agreement, for all purposes of the Credit Agreement and the other Loan Documents.

12. Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Refinancing Amendment (including the Acknowledgment) are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is secured by the Collateral and the Liens and guarantees thereunder. The Credit Agreement (as amended hereby) and each of the Loan Documents remain in full force and effect.

13. Headings. The headings of this Refinancing Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized signatory to execute and deliver this Refinancing Amendment as of the date first written above.

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[Endurance—Refinancing Amendment]

EIG INVESTORS CORP., as Borrower

By:	/s/ Hari Ravichandran
Name: Hari Ravichandran Title: Chief Executive Officer and President

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC., as Holdings

By:	/s/ Hari Ravichandran
Name: Hari Ravichandran Title: Chief Executive Officer

[Endurance—Refinancing Amendment]

Consented to by:

CREDIT SUISSE AG, CAYMAN ISLANDS

BRANCH,

as Administrative Agent and Refinancing Lender

By:	/s/ John D. Toronto
Name: John D. Toronto Title: Authorized Signatory

By:	/s/ Warren Van Heyst
Name: Warren Van Heyst Title: Authorized Signatory

[Endurance – Refinancing Amendment]

ACKNOWLEDGMENT

Each of the undersigned Loan Parties hereby acknowledges its receipt of a copy of this Refinancing Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Refinancing Amendment and the Transactions contemplated hereby, including the extension of credit in the form of Refinancing Loans. Each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party, (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the Refinancing Lenders, and (c) acknowledges that from and after the date hereof, all Refinancing Loans from time to time outstanding shall be deemed to be Secured Obligations.

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BLUEHOST INC.

CONSTANT CONTACT, INC.

DOMAIN NAME HOLDING COMPANY, INC.

THE ENDURANCE INTERNATIONAL GROUP, INC.

ENDURANCE INTERNATIONAL GROUP—WEST, INC.

FASTDOMAIN INC.

HOSTGATOR.COM LLC

SINGLEPLATFORM, LLC

A SMALL ORANGE, LLC

By:	/s/ Hari Ravichandran
Name: Hari Ravichandran Title: Chief Executive Officer and President

[Endurance – Refinancing Amendment Acknowledgment]

SCHEDULE I

TO REFINANCING AMENDMENT

Refinancing Lender	Type of Commitment	Principal Amount

Credit Suisse AG, Cayman Islands Branch	Term Loan Commitments	$1,697,250,000.00

ANNEX I

TO REFINANCING AMENDMENT

OTHER TERMS AND CONDITIONS

I. Additional Representations and Warranties.

To induce the Refinancing Lenders to enter into this Refinancing Amendment and to make the Refinancing Loans pursuant to Section 2.21 of the Credit Agreement, Holdings and the Borrower hereby represent and warrant as of the Refinancing Closing Date that:

1. Corporate Power; Authorization; Enforceable Obligations.

(a) Each Loan Party has the corporate or other organizational power and authority to execute, deliver and perform its obligations under this Refinancing Amendment (including the Acknowledgment thereof attached hereinabove (the “Acknowledgment”)) and, in the case of the Borrower, to borrow the Refinancing Loans under the Credit Agreement. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Refinancing Amendment and, in the case of the Borrower, to authorize the Refinancing Loans on the terms and conditions of this Refinancing Amendment.

(b) This Refinancing Amendment (including the Acknowledgment) has been duly authorized, executed and delivered on behalf of each Loan Party. This Refinancing Amendment (including the Acknowledgment) constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or law) and the implied covenants of good faith and fair dealing.

2. No Legal Bar. The execution, delivery and performance of this Refinancing Amendment (including the Acknowledgment) by each Loan Party and the borrowing of the Refinancing Loans and the use of the proceeds thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary (other than Liens created under the Loan Documents) except (in the case of each of clauses (a), (b)(ii) and (c) of this paragraph) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3. Solvency. The Borrower and its Subsidiaries are (when taken as a whole on a consolidated basis), and immediately after giving effect to the making of the Refinancing Loans and the repayment of the Existing Term Loans will be, solvent (as determined in the manner contemplated by Section 3.14 of the Credit Agreement).

II. Conditions to the Refinancing Closing Date.

In addition to the other conditions set forth in this Refinancing Amendment and in Section 2.21 of the Credit Agreement (as applicable), the agreement of each Refinancing Lender to (x) make its Refinancing Loan on the Refinancing Closing Date and (y) amend the Credit Agreement in the manner as provided herein is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated as of the Refinancing Closing Date) of (i) Cleary Gottlieb Steen & Hamilton LLP, New York counsel for the Loan Parties, (ii) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel for the Loan Parties, (iii) Durham, Jones & Pinegar P.C., Utah counsel for the Loan Parties, (iv) Greenberg Traurig LLP, Florida counsel for the Loan Parties and (v) Troutman Sanders LLP, Georgia counsel for the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

(b) The Administrative Agent shall have received a certificate of each Loan Party, dated the Refinancing Closing Date, substantially in the form of Exhibit E to the Credit Agreement with appropriate insertions, or otherwise in form and substance reasonably satisfactory to the Administrative Agent, executed by any Responsible Officer of such Loan Party and including or attaching the documents or certifications, as applicable, referred to in paragraph (c) of this Section below.

(c) The Administrative Agent shall have received (i) as to each Loan Party, either (x) a copy of each Organizational Document of such Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s Organizational Documents most recently certified and delivered to the Administrative Agent on the Fifth Amendment Effective Date pursuant to the Fifth Amendment remain in full force and effect on the Refinancing Closing Date without modification or amendment since such original delivery, (ii) as to each Loan Party, either (x) signature and incumbency certificates of the Responsible Officers of such Loan Party executing the Loan Documents to which it is a party or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s signature and incumbency certificates delivered to the Administrative Agent on the Fifth Amendment Effective Date pursuant to the Fifth Amendment remain true and correct as of the Refinancing Closing Date, (iii) copies of resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of this Refinancing Amendment and the Credit Agreement as amended by this Refinancing Amendment, certified as of the Refinancing Closing Date by a secretary, an assistant secretary or a Responsible Officer of such Loan Party as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation as of a reasonably recent date.

(d) The Administrative Agent shall have received a Borrowing Request with respect to the Refinancing Loans not later than 2:00p.m., New York City time, one Business Day before the Refinancing Closing Date and otherwise in accordance with the requirements of Section 2.03 of the Credit Agreement.

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(e) The Administrative Agent or the Refinancing Arrangers, as applicable, shall have received all fees and other amounts (which may, at the Administrative Agent’s option in consultation with the Borrower and the Refinancing Arrangers, be offset against, or paid directly with proceeds of, the Refinancing Loans made on the Refinancing Closing Date) previously agreed in writing by the Administrative Agent or the Refinancing Arrangers, as applicable, and the Borrower to be due and payable on or prior to the Refinancing Closing Date, including, to the extent invoiced at least two Business Days prior to the Refinancing Closing Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party.

(f) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions.

(g) The Administrative Agent and the Refinancing Arrangers shall have received, at least three Business Days prior to the Refinancing Closing Date, all documentation and other information about the Borrower and the other Loan Parties as shall have been reasonably requested in writing at least ten Business Days prior to the Refinancing Closing Date by the Administrative Agent or the Refinancing Arrangers that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

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